UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Broad Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41212	86-3382967
(Commission File Number)	(IRS Employer Identification No.)

5345 Annabel Lane,

Plano, TX 75093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (469) 951-3088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Common Stock, par value $0.000001 per share, and one Right to acquire 1/10 of one share of Common Stock	BRACU	The Nasdaq Stock Market LLC
Common Stock included as part of the Units	BRAC	The Nasdaq Stock Market LLC
Rights included as part of the Units	BRACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Business Combination Agreement

On January 18, 2023, Broad Capital Acquisition Corp., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger and Business Combination Agreement (the “BCA”) with Openmarkets Group Pty Ltd, an Australian proprietary limited company (the “Target”), BMYG OMG Pty Ltd, an Australian proprietary limited company (the “Shareholder”), and Broad Capital LLC, a Delaware limited liability company, solely in its capacity as the Company’s sponsor (the “Indemnified Party Representative”). The Company, Target, Shareholder, and the Indemnified Party Representative, as well as the to-be-formed Purchaser and Merger Sub (each of which are defined below), are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Business Combination

Pursuant to the BCA, prior to the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Parties will cause the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation (“Merger Sub”), which shall be wholly-owned by a to-be-formed Australian corporation (the “Purchaser”) with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”). As a result of the Redomestication Merger, (i) each issued and outstanding share of the Company’s common stock, par value $0.000001 per share (the “Company Common Stock”), will convert into the right to receive one ordinary share of the Purchaser (the “Purchaser Shares”); (ii) each of the Company’s units (the “Company Units”), comprised of one share of Company Common Stock and one right to receive one-tenth of one share of Company Common Stock upon the Closing (each a “Company Right”), shall convert into the right to receive one unit of the Purchaser, comprised of one Purchaser Share and one right to receive one-tenth of one Purchaser Share upon the Closing (each a “Purchaser Right”); and (iii) each Company Right shall be converted into the right to receive one Purchaser Right.

Following the Redomestication Merger, the Company and the Purchaser will cause the Company to liquidate, such that all assets of the Company are, or shall be, transferred to the Purchaser and all liabilities of the Company are, or shall be, assumed by the Purchaser (the “Liquidation”). Additionally, the Company will cause all of its contracts to be assigned to and assumed by the Purchaser.

Following the Redomestication Merger and Liquidation, the Shareholder will contribute all of the issued and outstanding ordinary shares of the Target to the Purchaser in exchange for 9,000,000 Purchaser Shares (the “Exchange Consideration”), which shares shall have a deemed value of $10.00 per share for the purposes of all calculations and adjustments under the BCA, with such Exchange Consideration subject to adjustment based on the Target’s net indebtedness, working capital, and indemnification obligations following the Closing as detailed in the BCA (the “Acquisition Contribution and Exchange”). Any adjustments to the Exchange Consideration shall be made from Purchaser Shares placed in escrow pursuant to the Escrow Agreement (as defined below) (the “Escrow Shares”), which Escrow Shares shall be released to either the Purchaser or the Shareholder based on the nature of the adjustment to the Exchange Consideration. Additionally, in the event the Target’s net working capital at the Closing (the “Net Working Capital”) exceeds the Target’s pre-Closing estimated net working capital (the “Estimated Net Working Capital”), the Shareholder will receive additional Purchaser Shares in an amount equal to the difference between the Net Working Capital and the Estimated Net Working Capital (the “Adjustment Exchange Consideration”). Further, in addition to the Escrow Shares and the Adjustment Exchange Consideration, an additional 2,000,000 Purchaser Shares may be paid to the Shareholder based on certain performance benchmarks following the Closing as detailed in the BCA (the “Earnout”).

In connection with the Closing, the Purchaser shall cause its board of directors to consist of seven (7) directors, which shall include not less than four (4) independent directors under Nasdaq rules requiring a majority of directors to be independent, with two of such directors to be designated by the Indemnified Party Representative (one of which shall be independent) and the remaining directors, both independent and not independent, to be designated by the Target prior to the Closing.

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Representations and Warranties; Covenants

Pursuant to the BCA, the Parties made customary representations and warranties for transactions of this type. Aside from certain representations and warranties made by the Target regarding litigation, actions, or other matters that are brought or initiated against the Target prior to the Closing or that may arise following the Closing, the representations and warranties made by the Company, the Purchaser, the Target, and the Shareholder will not survive the Closing. In addition, the Parties agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the Parties to use their best efforts to operate their respective businesses in the ordinary course, and to refrain from taking certain specified actions without the prior written consent of the applicable Party, in each case, subject to certain exceptions and qualifications. Additionally, the Parties have agreed not to solicit, negotiate, or enter into a competing transaction. The covenants of the Parties generally will not survive the Closing, subject to certain exceptions, including certain covenants and agreements that by their terms are to be performed in whole or in part after the Closing.

Conditions to Each Party’s Obligation to Close

Pursuant to the BCA, the obligations of the Parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective Parties, including, without limitation: (i) the representations and warranties of the respective Parties being true and correct subject to the materiality standards contained in the BCA; (ii) material compliance by the Parties of their respective pre-closing covenants and agreements, subject to the standards contained in the BCA; (iii) the approval by the Purchaser’s stockholders of the Business Combination; (iv) the absence of any Material Adverse Effect (as defined in the BCA) with respect to the Company, with respect to the Purchaser, or with respect to the Target since the effective date of the BCA that is continuing and uncured; (v) the expiration or termination, as applicable, of any waiting period (and any extension thereof) applicable to the consummation of the BCA under any antitrust laws; (vi) the receipt of all consents required to be obtained from or made with any governmental authority in order to consummate the transactions contemplated by the BCA; (vii) the receipt of any approvals required under the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth); (viii) the Purchaser having at least $5,000,001 in tangible net assets upon the Closing; (ix) the Target having at least A$7,000,000 in cash or cash equivalents upon the Closing; (x) the entry into certain ancillary agreements as of the Closing; (xi) the receipt by the Purchaser of copies of all third-party consents identified in the BCA in a form and substance reasonably satisfactory to the Purchaser, which consents shall not have been revoked at the time of the Closing; (xii) the continued listing of the Purchaser Shares and the Purchaser Rights on the Nasdaq Capital Market and the approval of the listing of the Purchaser Shares to be issued to the Shareholder in connection with the Business Combination on the Nasdaq Capital Market; and (xiii) the receipt of certain closing deliverables.

Termination

The BCA may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, (i) by the mutual written consent of the Purchaser and the Target; (ii) by the Purchaser, if any of the representations or warranties of the Shareholder or the representations or warranties of the Target set forth in the BCA shall not be true and correct, or if the Target has failed to perform any covenant or agreement on the part of the Target set forth in the BCA, in each case such that the conditions to the Closing set forth in the BCA would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Purchaser) by the earlier of (a) the Outside Date (as defined below) or (b) 20 business days after written notice thereof is delivered to the Target; (iii) by the Target or the Shareholder, if any of the representations or warranties of the Purchaser set forth in the BCA shall not be true and correct, or if the Purchaser has failed to perform any covenant or agreement on its part set forth in the BCA, in each case such that the conditions to the Closing set forth in the BCA would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Target) by the earlier of (a) the Outside Date or (b) 20 business days after written notice thereof is delivered to the Purchaser; (iv) by any of the Target, the Shareholder, or the Purchaser: (a) on or after June 30, 2023, or such later date agreed by the Parties in writing (the “Outside Date”), if the Acquisition Contribution and Exchange shall not have been consummated prior to the Outside Date; (b) if any order having the effect of prohibiting or preventing the Closing shall be in effect and shall have become final and non-appealable; or (c) if any of the matters to be approved pursuant to the Proxy Statement shall fail to receive the required votes to approve such matter (unless the special meeting called to approve such matters has been adjourned or postponed, in which case at the final adjournment or postponement thereof); (v) by the Purchaser, (a) in the event that the Target has not delivered to the Purchaser by February 19, 2023, or such later date as agreed by the Parties in writing, the Audited 2021/2022 Financial Statements (as defined in the BCA), or (b) in the event certain actions or other matters contemplated by the BCA would prevent the Purchaser from closing the Business Combination by the Outside Date or would prevent the Target from delivering certain closing deliverables; or (vi) by the Target, if it notifies the Purchaser in accordance with the BCA that it wishes to pursue an Alternative Proposal (as defined in the BCA).

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In the event the BCA is terminated pursuant to clauses (ii) or (vi) of the above paragraph, the Target must pay the Purchaser a breakup fee equal to $5,000,000 plus the amount of the Purchaser’s reasonable and documented out-of-pocket expenses incurred in connection with the BCA and the transactions contemplated thereunder. In the event the BCA is terminated pursuant to clause (v) of the above paragraph, the Target must reimburse the Purchaser for its reasonable and documented out-of-pocket expenses incurred in connection with the BCA and the transactions contemplated thereunder.

The foregoing description of the BCA does not purport to be complete and is qualified in its entirety by reference to the full text of the BCA filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The BCA provides investors with information regarding its terms and is not intended to provide any other factual information about the Parties. In particular, the assertions embodied in the representations and warranties contained in the BCA were made as of the execution date of the BCA only and are qualified by information in confidential disclosure schedules provided by the Parties in connection with the signing of the BCA. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the BCA. Moreover, certain representations and warranties in the BCA may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the BCA as characterizations of the actual statements of fact about the parties.

Escrow Agreement

Prior to the Closing, the Company (and the Purchaser as the successor entity thereto), the Shareholder, and a mutually agreed upon escrow agent shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which, among other things, the parties shall cause a certain number of Purchaser Shares, including the Escrow Shares to be held in escrow for use in connection with any adjustments to the Exchange Consideration, 1,607,000 Purchaser Shares to be held in escrow for use in connection with the indemnification obligations of the Target, and 2,000,000 Purchaser Shares to be held in escrow for use in connection with the Earnout.

Lock-up Agreement

At the Closing, the Company (and the Purchaser as the successor entity thereto), the Shareholder, and any person or entity who receives shares on behalf of the Shareholder shall enter into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which, among other things, and subject to certain exceptions, the Purchaser Shares held by the Shareholder or any such other person or entity will be locked-up for a period of up to twelve months from the date of the Closing, in accordance with the terms set forth therein.

Non-Competition Agreement

At the Closing, the Company (and the Purchaser as the successor entity thereto) and its affiliates, successors, and indirect and direct subsidiaries, the Target and its affiliates, successors, and indirect and direct subsidiaries, and the Shareholder shall enter into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”), pursuant to which, among other things, the Shareholder will agree not to (i) compete with the business of the post-combination company for a period of five (5) years following the Closing, among other matters, or (ii) solicit the employees or customers of the Company, the Target, or their affiliates for a period of five (5) years following the Closing, among other matters.

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Registration Rights Agreement

At the Closing, the Company (and the Purchaser as the successor entity thereto) and the Shareholder shall enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Purchaser will be obligated to file a registration statement to register the resale of the Purchaser Shares held by the Shareholder. The Registration Rights Agreement will also provide the Shareholder with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Proxy Statement

As promptly as practicable after the effective date of the BCA, the Company will file with the SEC a proxy statement on Schedule 14A (as amended or supplemented, the “Proxy Statement”) to be delivered to its stockholders in connection with a special meeting of the Company’s stockholders to be held to consider approval and adoption of (i) the BCA and the Business Combination; (ii) the Liquidation; (iii) the issuance of the Purchaser Shares in connection with the Business Combination; (iv) an equity incentive plan for the Purchaser as described in the BCA; (iv) such other matters as the parties mutually determine to be necessary or appropriate in order to effect the Business Combination (the approvals described in foregoing clauses (i) through (iii), collectively, the “Stockholder Approval Matters”); and (v) the adjournment of the special meeting of the Company’s stockholders, if necessary, to permit further solicitation and vote of proxies in the reasonable determination of the Company.

Stock Exchange Listing

The Company and the Purchaser will use their best efforts to cause the Purchaser Shares issued in connection with the BCA to be approved for listing on the Nasdaq Capital Market at Closing. During the period from the date hereof until the Closing, the Company will use its best efforts to maintain the listing of the Company Units, Company Common Stock, and the Company Rights for trading on the Nasdaq Capital Market.

Additional Information and Where to Find It

As discussed above, the Company intends to file the Proxy Statement with the SEC describing the Business Combination and other Stockholder Approval Matters for the consideration of the Company’s stockholders, which Proxy Statement will be delivered to its stockholders once definitive. This document does not contain all the information that should be considered concerning the Business Combination and the other Stockholder Approval Matters and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination and the other Stockholder Approval Matters. The Company’s stockholders and other interested persons are advised to read, when available, the Proxy Statement and the amendments thereto, if any, and other documents filed in connection with the Business Combination and the other Stockholder Approval Matters, as these materials will contain important information about the Company, the Target, the Business Combination, and the other Stockholder Approval Matters. When available, the Proxy Statement and other relevant materials for the Business Combination and the other Stockholder Approval Matters will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and the other Stockholder Approval Matters. Stockholders will also be able to obtain copies of the Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Broad Capital Acquisition Corp., 5345 Annabel Lane, Plano, TX 75093.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination or any related transactions and is not intended to and shall not constitute a solicitation of any vote of approval.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination and related matters. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Registration Statement on Form S-1, as filed on August 19, 2021, as amended, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Broad Capital Acquisition Corp., 5345 Annabel Lane, Plano, TX 75093. Additional information regarding the interests of such participants will be contained in the Proxy Statement when available.

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The Target and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Business Combination and related matters. A list of the names of such parties and information regarding their interests in the Business Combination and related matters will be included in the Proxy Statement when available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “anticipate,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Current Report on Form 8-K, including those regarding the terms of the Company’s proposed business combination with the Target, the Company’s ability to consummate the proposed transaction on the stated timeline, the benefits of the transaction, anticipated timing of the proposed business combination, and the combined company’s future performance relative to other similar companies, the combined company’s strategy, operations, growth plans and objectives of management, the growth of the Target’s business sector, the Target’s market expansion, and the combined company’s future products and services are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the respective management of the Company and the Target and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company or the Target. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of the Company is not obtained; failure to realize the anticipated benefits of the proposed business combination; risk relating to the uncertainty of the projected financial information with respect to the Target; the amount of redemption requests made by the Company’s stockholders and the impact of such requests on the cash needs of the combined company; the overall level of consumer demand for the Target’s products and services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of the Company’s securities on NASDAQ; the Target’s ability to implement its business strategy; changes in governmental regulation, the Target’s exposure to litigation, claims, and other loss contingencies; disruptions and other impacts to the Target’s business; stability of the Target’s suppliers and customers, as well as consumer demand for its products and services; the impact that global climate change trends may have on the Target and its suppliers and customers; the Target’s ability to recruit and retain qualified personnel to deliver their services; any breaches of, or interruptions in, the Target’s information systems; fluctuations in foreign currency; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. The foregoing list of potential risks and uncertainties is not exhaustive. More information on potential factors that could affect the Company’s or the Target’s financial results is included from time to time in the Company’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the other documents the Company has filed, or will file, with the SEC, including the Proxy Statement that the Company intends to file with the SEC in connection with the Company’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or the Company’s or the Target’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor the Target presently know, or that the Company and the Target currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and the Target’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Neither the Company nor the Target gives assurance that either the Company or the Target, or the combined company, will achieve its expectations. The Company and the Target anticipate that subsequent events and developments will cause their assessments to change. However, while the Company and the Target may elect to update these forward-looking statements at some point in the future, the Company and the Target specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s or the Target’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Business Combination Agreement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD CAPITAL ACQUISITION CORP.

Date: January 24, 2023	By:	/s/ Johann Tse
Johann Tse Chief Executive Officer

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